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                                  EXHIBIT 23.3

              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT

The Board of Directors
Primary Access Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of 3Com Corporation of our report dated November 5, 1993, relating to the statements of operations, stockholders' equity and cash flows of Primary Access Corporation for the fifty-three weeks ended October 3, 1993 and of our report on financial statement schedule dated August 22, 1996, which reports appear in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1996.

                                       /s/ KPMG Peat Marwick LLP

San Diego, California
September 4, 1996


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